UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2017

PRA Health Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

4130 ParkLake Avenue, Suite 400
Raleigh, NC	27612
(Address of Principal Executive Offices)	(Zip Code)

(919) 786-8200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, the Board of Directors (the “Board”) of PRA Health Sciences, Inc. (the “Company”), determined to increase the size of the Board to eight members and elected Alexander G. Dickinson as an independent Class III director of the Company, effective August 10, 2017, to fill a vacancy. The Company expects Dr. Dickinson to stand for election at the annual meeting of shareholders in June 2020.

Dr. Dickinson is the executive chairman of ChromaCode, a private clinical diagnostics company. Previously Dr. Dickinson was the Senior Vice President of Strategic Initiatives at Illumina, Inc. where his responsibilities included working with national governments and large institutions to develop precision medicine programs for healthcare systems. Earlier he led the team that built Illumina’s cloud-based sequencing informatics platform, BaseSpace, now one of the world’s largest genomic databases. Dr. Dickinson joined Illumina in 2010 when the company acquired Helixis, a molecular diagnostics company that he led as CEO after co-founding with Caltech Professor Axel Scherer and Nobel Laureate David Baltimore.  Dr. Dickinson was previously the founder and CEO of Luxtera, a leading provider of interconnect products for cloud computing. He began his career as a researcher at AT&T Bell Labs and has been awarded over 40 patents covering a range of inventions including the camera and fingerprint CMOS chip technologies widely used in today’s smartphones. Dr. Dickinson holds a Ph.D. from the University of Adelaide, Australia, and an MBA from Columbia University in New York.

Dr. Dickinson’s compensation for his services as a director will be consistent with that of the Company’s other non-employee directors, except that his compensation will be prorated to reflect the portion of the year remaining. Accordingly, he will receive the pro rata portion of the annual board member retainer for service on the Board (currently $45,000 per year). Dr. Dickinson will also receive the pro rata portion of the Company’s annual board member equity award of restricted stock (currently based on a grant date fair value of $100,000 per year).

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Dr. Dickinson and any other person pursuant to which he was elected as a director. Dr. Dickinson is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company to announce the election of Dr. Dickinson as a director is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)             Exhibits.  The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA HEALTH SCIENCES, INC.

Date: August 14, 2017	By:	/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1             Press release dated August 14, 2017.